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                                                                      EXHIBIT 21


LIST OF SUBSIDIARIES OF THE COMPANY                     PLACE OF INCORPORATION

Amplitudes, Incorporated                                Connecticut
Canberra Corporation                                    Delaware
Canberra-Packard International, Inc.                    Barbados
Packard Instrument Company, Inc.                        Delaware
Canberra-Packard Inc.                                   Delaware
Canberra-Packard Pty. Ltd.                              Australia
Canberra-Packard Ges. m.b.h.                            Austria
Canberra-Packard Benelux NV SA                          Belgium
Canberra Semiconductor NV                               Belgium
Packard Instrument S.A.                                 France
Canberra Electronique S.A.                              France
Canberra-Packard GmbH                                   Germany
Canberra-Packard Ltd.                                   Great Britain
Canberra-Packard s.r.l.                                 Italy
Packard Instrument BV                                   The Netherlands
Canberra-Packard Trading Corporation                    Russia
Canberra-Packard AG                                     Switzerland
PIISA                                                   Panama
Packard Japan KK                                        Japan